GREENLIGHT RE ANNOUNCES
FIRST QUARTER 2012 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands (April 30, 2012) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the first quarter of 2012. Greenlight Re reported net income of $65.1 million for the first quarter of 2012 compared to a net loss of $43.0 million for the same period in 2011. The fully diluted net income per share was $1.75 for the first quarter of 2012, compared to a net loss per share of $1.19 for the same period in 2011.

Fully diluted adjusted book value per share was $23.29 as of March 31, 2012, a 15.1% increase from $20.23 per share as of March 31, 2011.

“There are signs that the reinsurance market is slowly improving. However, in an environment which remains quite competitive, we continue to be diligent and cautious as we identify underwriting opportunities that we believe offer attractive risk adjusted returns,” stated Bart Hedges, Chief Executive Officer of Greenlight Re. “We are pleased that our investment portfolio performed well during the quarter, as we continue to grow book value per share over the long term while preserving capital.”

Other financial and operating highlights for Greenlight Re for the first quarter ended March 31, 2012 include:

•
Gross written premiums were $152.2 million compared to $100.7 million in the first quarter of 2011, while net earned premiums were $101.6 million, a slight decrease from $105.2 million reported in the first quarter of last year.

•	The combined ratio was 102.4% compared to 107.4% in the first quarter of 2011.

•	Net income on the investment portfolio was $71.6 million, or 6.5%, compared to a net investment loss of $36.2 million, or 3.4%, in the first quarter of 2011.

“We continue to take a consistent, disciplined approach in executing our underwriting and investment strategies,” said David Einhorn, Chairman of the Board of Directors. “As the market turns, Greenlight Re is well-positioned to capture new opportunities given our solid balance sheet, reputation, and customer-focused orientation.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the first quarter of 2012 on Tuesday May 1, 2012 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. First Quarter 2012 Earnings Call.

To participate, please dial in to the conference call at:

U.S. toll free             1-877-317-6789
International            1-412-317-6789

The conference call can also be accessed via webcast at:

http://services.choruscall.com/links/glre120501.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on May 1, 2012 until 9:00 a.m. Eastern time on May 16, 2012.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10011989. An audio file of the call will also be available on the Company's website, www.greenlightre.ky .

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Regulation G
Fully diluted adjusted book value per share is a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options as of any period end. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders' equity to calculate adjusted book value. We believe that long term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance. In addition, fully diluted adjusted book value per share may be of benefit to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the reinsurance industry.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialist property and casualty reinsurance company based in the Cayman Islands and Ireland.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re's assets are managed according to a value-oriented equity-focused strategy that complements the Company's business goal of long-term growth in book value per share.

Contact:
Alex Stanton
Stanton Public Relations & Marketing
(212) 780-0701
astanton@stantonprm.com

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2012 and December 31, 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
Assets
Investments
Debt instruments, trading, at fair value	$6,755	$10,639
Equity securities, trading, at fair value	1,033,572	890,822
Other investments, at fair value	139,828	128,685
Total investments	1,180,155	1,030,146
Cash and cash equivalents	5,363	42,284
Restricted cash and cash equivalents	1,021,034	957,462
Financial contracts receivable, at fair value	32,239	23,673
Reinsurance balances receivable	204,130	141,278
Loss and loss adjustment expenses recoverable	36,676	29,758
Deferred acquisition costs, net	75,722	68,725
Unearned premiums ceded	27,004	27,233
Notes receivable	18,305	17,437
Other assets	2,783	5,492
Total assets	$2,603,411	$2,343,488
Liabilities and shareholders’ equity
Liabilities
Securities sold, not yet purchased, at fair value	$745,520	$683,816
Financial contracts payable, at fair value	15,962	6,324
Due to prime brokers	315,291	260,359
Loss and loss adjustment expense reserves	277,913	241,279
Unearned premium reserves	265,583	225,735
Reinsurance balances payable	39,861	32,192
Funds withheld	33,566	38,031
Other liabilities	11,432	10,054
Performance compensation payable to related party	16,979	—
Total liabilities	1,722,107	1,497,790
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,378,689 (2011: 30,283,200): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2011: 6,254,949))	3,663	3,654
Additional paid-in capital	489,310	488,478
Retained earnings	376,104	310,971
Shareholders’ equity attributable to shareholders	869,077	803,103
Non-controlling interest in joint venture	12,227	42,595
Total equity	881,304	845,698
Total liabilities and equity	$2,603,411	$2,343,488

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three months ended March 31, 2012 and 2011
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended March 31,
	2012	2011
Revenues
Gross premiums written	$152,220	$100,739
Gross premiums ceded	(10,994)	(3,476)
Net premiums written	141,226	97,263
Change in net unearned premium reserves	(39,637)	7,894
Net premiums earned	101,589	105,157
Net investment income (loss)	71,606	(36,176)
Other expense, net	(212)	(261)
Total revenues	172,983	68,720
Expenses
Loss and loss adjustment expenses incurred, net	63,307	65,725
Acquisition costs, net	36,025	42,121
General and administrative expenses	4,624	4,999
Total expenses	103,956	112,845
Income (loss) from continuing operations before income tax expense	69,027	(44,125)
Income tax expense	(262)	(1)
Net income (loss) including non-controlling interest	68,765	(44,126)
(Income) loss attributable to non-controlling interest in joint venture	(3,632)	1,136
Net income (loss)	$65,133	$(42,990)
Earnings (loss) per share
Basic	$1.78	$(1.19)
Diluted	$1.75	$(1.19)
Weighted average number of ordinary shares used in the determination of earnings (loss) per share
Basic	36,550,953	36,118,963
Diluted	37,279,371	36,118,963

The following table provides the ratios for the three months ended March 31, 2012 and 2011:

	Three months ended March 31, 2012			Three months ended March 31, 2011
	Frequency	Severity	Total	Frequency	Severity	Total

Loss ratio	65.2%	2.1%	62.3%	57.1%	139.8%	62.5%
Acquisition cost ratio	36.3%	17.0%	35.5%	42.0%	11.7%	40.1%
Composite ratio	101.5%	19.1%	97.8%	99.1%	151.5%	102.6%
Internal expense ratio			4.6%			4.8%
Combined ratio			102.4%			107.4%